LIMITED POWER OF ATTORNEY

	The undersigned, Steven D. Borges (the Insider), hereby makes, constitutes, and appoints Robert L. Katz, Samantha A. Brem,
Kathryn L. Salo, and Chester E. Bacheller, and each of them
acting individually (each of the foregoing is referred to as an Authorized Signer), as the Insider?s true and lawful attorney-in-fact, each with full power and authority to:
1. 	prepare, execute, and file on the Insiders behalf any
and all Forms 3, 4 and 5 (including any amendments
thereto), in accordance with Section 16(a) of the
Securities Exchange Act of 1934 (Exchange Act) and
the rules promulgated thereunder, that the Insider may
be required to file with the United States Securities
and Exchange Commission as a result of the Insiders
ownership of, and transactions in, securities of Jabil
Circuit, Inc. (the Company); and
2.	do and perform any other actions of any type
whatsoever that (i) may be necessary, desirable or
appropriate to prepare, execute, and file any such
Forms 3, 4, or 5 with the United States Securities and
Exchange Commission and any other governmental or
private authority or entity, or (ii) in the discretion
of the Authorized Signer, may be of benefit to, in the
best interest of, or are necessary or appropriate for
and on behalf of the Insider in connection with any of
the foregoing, it being understood that the documents
executed by such Authorized Signer on behalf of the
Insider pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions
as such Authorized Signatory may approve in such
Authorized Signatorys discretion.
	This Limited Power of Attorney revokes and replaces any earlier-dated power of attorney relating to the reporting obligations of the Insider with regard to the Insiders
ownership of, or transactions in, securities of the Company
under Section 16 of the Exchange Act and the rules promulgated thereunder. The power and authority of the Authorized Signers under this Limited Power of Attorney shall continue until the
Insider is no longer required to file Forms 3, 4 and 5 with
regard to the Insiders ownership of, or transactions in,
securities of the Company, unless earlier revoked by the Insider in a signed writing delivered to the Authorized Signers.
      The undersigned hereby grants to each such Authorized
Signer full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-facts
substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
	The Insider acknowledges that:
1.	this Limited Power of Attorney does not relieve the
Insider from his or her responsibilities to comply
with the requirements of Section 16 of the Exchange
Act and the rules promulgated thereunder; and
2.	neither the Company nor any Authorized Signer assumes
(i) any liability for the Insider?s responsibilities to comply with the requirements of Section 16 of the Exchange Act and the rules promulgated thereunder,
(ii) any liability of the Insider for any failure to comply with such requirements, or (iii) any obligation or liability of the Insider for disgorgement of profits under Section 16(b) of the Exchange Act.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney be executed as of the date set forth below.

Date: August 29, 2016
/s/ Steven D. Borges
Signature